Form of Warrant To Purchase Common Stock

EXCEPT AS PROVIDED IN THE REGISTRATION STATEMENT OF THE COMPANY ON FORM S-4, THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND THEN ONLY SUBJECT TO THE APPLICABLE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

WARRANT TO PURCHASE COMMON STOCK

OF

GENEREX BIOTECHNOLOGY CORPORATION

Warrant No. SB-1

Date of Issuance: December 1, 2018 (“Issuance Date”)

THIS WARRANT CERTIFIES THAT, for value received One Dollar ($1.00), Stephen Berkman (“Holder”) is entitled to purchase a maximum of Fifteen Million (15,000,000) fully-paid and non-assessable shares of the Common Stock, par value $0.001 per share (the “Shares” or “Common Stock”) of Generex Biotechnology Corporation (the “Company”) at a price of $2.50 per Share (the “Exercise Price”).

This Warrant is issued pursuant to that certain Acquisition Agreement, as amended, dated as of the Date of Issuance set forth above, between the Company and Hema Diagnostic Systems, LLC, a Florida Limited Liability Company and the initial Holder in satisfaction of the Company’s obligations under such agreement.

ARTICLE I

TERM AND EXERCISE

1.1       Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before 5:00 p.m. Eastern Time on the date (“Expiration Date”) that is one year after the Date of Issuance set forth above. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, sufficient shares of Common Stock from time to time issuable on the exercise of the Warrant.

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1.2       Exercise of Warrant; One Million Shares and 9.99% Exercise Limitation:

(a)  Exercise. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise in substantially the form attached hereto as Appendix A to the principal office of the Company. and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Common Stock so purchased.

(b)  One Million Shares and 9.99% Exercise Limitation. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1.2(a) or otherwise, (i) to the extent that the Holder’s Notice of Exercise is less than One Million (1,000,000) Shares and/or (ii) to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the preceding sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (1) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (2) exercise, conversion, or exchange of the unexercised, unconverted, or non-exchanged portion of any other securities of the Corporation (including, without limitation, any other warrants) subject to a limitation on conversion, exercise, or exchange analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 1.2(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and the determination of whether a person or entity is an “affiliate” of the Holder shall also be made in accordance with the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations under such acts. To the extent that the limitation contained in this Section 1.2(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.2(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Form 10-Q report or Form 10-K report, as the case may be, (y) a more recent public announcement by the Corporation, or (z) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within one trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.2(b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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1.3       Delivery of Certificate and New Warrant. Immediately after Holder exercises this Warrant, the Company shall deliver to Holder certificates, DWAC or book shares, depending upon how the Holder wants delivery, for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.4       Lost or Destroyed Warrant. Upon receipt of an affidavit signed by the Holder and reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

1.5       Sale, Merger, or Consolidation of the Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the Company is not the surviving corporation and the securities issued with respect to the Company’s securities outstanding immediately before the transaction represent less than 50% of the beneficial ownership of the new entity immediately after the transaction.

(b) Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

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ARTICLE II

MISCELLAEOUS

2.1       Adjustment of Exercise Price and Number of Shares. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Shares will be proportionately decreased. Any adjustment under Section 2.1 shall become effective at the close of business on the date such subdivision or combination becomes effective.

2.2       Legends. If applicable, this Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND THEN ONLY SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE CERTIFICATE OF INCORPORATION AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CERTIFICATE SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

2.3       Compliance with Securities Laws on Transfer. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company shall receive from the Holder or transferee of this Warrant, as the case may be, (i) a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) an executed investment letter in form an substance acceptable to the Company (which investment letter shall be in form, substance and scope customary for such letters in comparable transactions). Within 24 hours of the receipt of (i) and (ii), the Company will instruct its transfer agent to remove the legend. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.

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2.4       Transfer Procedure. Subject to the terms herein and subject to the Company’s written consent, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the Warrant being transferred setting forth the name, address, and taxpayer or identification number of the transferee and surrendering this Warrant to the Company for re-issuance to the transferee(s) (and Holder if applicable).

2.5       Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

2.6       Notices. Any notice required to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered by hand or confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt if delivered by hand or confirmed facsimile, in each case addressed as follows:

If to the Company:

Generex Biotechnology Corporation

Joseph Moscato, President & Chief Executive Officer

10102 USA Today Way

Miramar, Florida, USA 33025

If to the Holder:

To the address of the Holder on the Company’s books and records.

2.7       Amendments. This Warrant may be amended only in writing, signed by the party against whom enforcement is sought.

2.8       Governing Law. This Warrant and all rights and obligations hereunder shall be governed by the laws of the State of Florida.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

Company:

Generex Biotechnology Corporation

By: ___________________________

Name:

Title:

Holder:

Stephen Berkman

By: ___________________________

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APPENDIX A

NOTICE OF EXERCISE

Generex Biotechnology Corporation

10102 USA Today Way

Miramar, Florida, USA 33025

Attention: Joseph Moscato, President & Chief Executive Officer

To Mr. Moscato:

The undersigned hereby irrevocably exercises its right to purchase ___________ shares (the “Shares”) of the Common Stock of Generex Biotechnology Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

Please issue a certificate or certificates, or DWAC or book shares representing said shares in the name of the undersigned or in such other name as is specified below:

The undersigned agrees not to sell, pledge or otherwise transfer any of the Shares obtained upon the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws.

Name: __________________

EIN or social security no.: _______________________

Signature: ____________________

Date: _____________________

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